Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-45573, 33-88590, 333-11419, 333-33647, 333-40801, 333-81647, 333-101467, 333-126785, 333-135675, 333-144334, 333-147705 and 333-159714), and in the Registration Statements (Form S-3 No. 333-97207) of Medicis Pharmaceutical Corporation of our reports dated March 1, 2011, with respect to the consolidated financial statements and schedule of Medicis Pharmaceutical Corporation and the effectiveness of internal control over financial reporting of Medicis Pharmaceutical Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2010.
                                                                                                                                   /s/ Ernst & Young LLP
Phoenix, Arizona
March 1, 2011